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                                                                     EXHIBIT 2.2

                       AMENDMENT TO CONTRIBUTION AGREEMENT

     This AMENDMENT TO CONTRIBUTION AGREEMENT (this "Amendment"), dated as of September 7, 1999, is entered into by and among Liberty Media Corporation, a Delaware corporation ("LMC"), LMC Capital, LLC, a Delaware limited liability company ("LMC Capital"), Liberty DMX, Inc., a Colorado corporation ("Liberty DMX"), Liberty Interactive, Inc., a Delaware corporation (formerly known as TCI Interactive, Inc.) ("TCI-I"), ETC w/tci, Inc., a Delaware corporation ("ETC") (collectively, the "Contributing Parties"), and TCI Music, Inc., a Delaware corporation ("TCI Music").

                                  R E C I T A L

     A. The parties to this Amendment have entered into the Contribution Agreement (the "Contribution Agreement") made on the 23rd day of April, 1999.

     B. The parties have agreed to amend the Contribution Agreement in accordance with the terms of this Amendment.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as set forth below. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Contribution Agreement.

     SECTION A. Amendments to the Contribution Agreement. Effective as of the date hereof, the Contribution Agreement shall be amended as follows:

     1. Exhibit A to the Contribution Agreement is amended by deleting such
Exhibit in its entirety and replacing it with Exhibit A attached to this Amendment.

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     2. Schedule 4.14 to the Contribution Agreement is amended by deleting such
Schedule in its entirety and replacing it with Schedule 4.14 attached to this Amendment.

     SECTION B. Miscellaneous.

     1. Reference to and Effect on the Contribution Agreement. Except as specifically amended by this Amendment, the Contribution Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall be construed as one with the Contribution Agreement, and the Contribution Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

     2. Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     4. Governing Law. This Second Amendment shall be governed by and construed according to the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

                                             LIBERTY MEDIA CORPORATION

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

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                                             LMC CAPITAL, LLC

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                             LIBERTY DMX, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



                                             LIBERTY INTERACTIVE, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                             ETC W/TCI, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                             TCI MUSIC, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



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